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                                                                     Exhibit 8.1


                         [LETTERHEAD OF MILLER &HOLGUIN]

                                  July 13, 1998


Decora Industries, Inc.
Decora, Incorporated
1 Mill Street
Fort Edward, New York 12828

Ladies and Gentlemen:

        We have acted as counsel for Decora Industries, Inc., a Delaware corporation ("DII") and Decora, Incorporated, a Delaware corporation ("Decora") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by DII and Decora with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the issuance by DII of $112,750,000 aggregate principal amount of 11% Senior Secured Notes due 2005, Series B ("Exchange Notes") which are to be offered by DII in exchange for $112,750,000 aggregate principal amount of its outstanding 11% Senior Secured Notes due 2005 (the "Old Notes").

        We have examined the Registration Statement and the Indenture dated as of April 29, 1998 (the "Indenture") among DII, Decora and United States Trust Company of New York, as Trustee (the "Trustee"), which has been included as an Exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of DII and Decora, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based on the foregoing, and subject to the qualifications and limitations stated herein, our opinion is as set forth in the Prospectus in the Registration Statement under the heading "Certain U.S. Federal Income Tax Consequences."



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        We are members of the Bar of the State of California and we do not express any opinion herein concerning any law other than the federal law of the United States.

        We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Certain U.S. Federal Income Tax Consequences" in the Prospectus included therein.

                                Very truly yours,

                                /s/ Miller & Holguin

                                MILLER & HOLGUIN